UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 26, 2019, Zogenix, Inc. (the “Company”), a global pharmaceutical company developing rare disease therapies, announced that it has resubmitted its New Drug Application (“NDA”) for FINTEPLA® (ZX008, fenfluramine) for the treatment of seizures associated with Dravet syndrome to the U.S. Food and Drug Administration (“FDA”).

The NDA is based on data from two pivotal Phase 3 trials in Dravet syndrome and an interim analysis from an ongoing open-label extension study, which included 232 patients treated for up to 24 months. The Company is also investigating FINTEPLA in Lennox-Gastaut syndrome (“LGS”), another rare childhood-onset epilepsy, for which a Phase 3 trial is ongoing and top-line data are anticipated in the first quarter of 2020.

Forward Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include the Company’s belief that it addressed the issues cited in the FDA’s refusal to file letter and subsequent guidance through the resubmission process; the potential for FINTEPLA, if approved, to provide an important new treatment option for patients and families living with Dravet syndrome; and the potential timing of top-line data the on-going Phase 3 trial of FINTEPLA in patients with LGS. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the FDA may refuse to accept the resubmitted NDA and may issue an additional refusal to file letter; the FDA may disagree that the existing safety and efficacy data is sufficient to approve the NDA; the FDA may require the Company to conduct the additional chronic toxicity studies noted in the Refusal to File letter, dated April 3, 2019, or other studies or information in connection with its review of the NDA; the timing of the data from Study 1601 of FINTEPLA in patients suffering from LGS could be delayed; the results of Study 1601 may differ from the results of prior clinical studies in LGS or may demonstrate adverse safety data compared to the prior Phase 3 clinical trials of FINTEPLA; the FDA may not agree with the Company’s interpretation of the results of the clinical trials of FINTEPLA; later developments with the FDA that may be inconsistent with feedback received at prior meetings with the FDA; additional data from the Company’s ongoing studies may contradict or undermine the data submitted in the NDA for FINTEPLA; the uncertainties associated with the clinical development and regulatory approval of product candidates such as FINTEPLA; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit approval and/or commercialization, or that could result in recalls or product liability claims; and other risks described in the Company’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: September 26, 2019	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary